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                                                                     Exhibit 4.5

                                 [FACE OF NOTE]

REGISTERED                                                            REGISTERED

NO. __                                                          PRINCIPAL AMOUNT

CUSIP NO.  75621 L AB 0                                                        $

                       RECKSON OPERATING PARTNERSHIP, L.P.

                                7% Note due 2009

         Reckson Operating Partnership, L.P., a limited partnership duly organized and existing under the laws of Delaware (the "Issuer," which term includes any successor thereto under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to ___________, or its registered assigns, the principal amount of $___________ on _______ __, 2009 (the "Maturity Date"), and to pay interest on the outstanding principal amount hereof semiannually in arrears on April 1 and October 1 of each year, commencing on [the first Interest Payment Date in respect of which the Regular Record Date falls after the date of original issuance] (each, an "Interest Payment Date"), at the rate of 7% per annum, until payment of said principal has been made or duly provided for. Interest on this Note on an Interest Payment Date will accrue from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, or from and including [the date of original issuance] if no interest has been paid or duly provided for, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. Interest on this Note will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Holder in which name this Note (or one or more predecessor Notes) is registered in the Security Register at the close of business on the "Regular Record Date" for such payment, which shall be the March 15 or September 15, as the case may be, immediately preceding such Interest Payment Date (regardless of whether such day is a Business Day (as defined below)). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent Special Record Date for the payment of such defaulted interest (which shall be not more than 15 days and not less than 10 Business Days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 10 days preceding such subsequent Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

         The principal of [and accrued interest, if any, on](1) this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in The City of New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee at 101 Barclay Street, Floor 21 West, New York, New York 10286 as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture may be served.

         If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the payment required to be made on such date will, instead, be made on the next Business Day with the same

----------
(1) This text will be included if the Maturity Date does not fall on an Interest Payment Date.
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force and effect as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the next Business Day. "Business Day" means any day, other than a Saturday, a Sunday or other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to be closed.

         Payments of principal, premium, if any, and interest in respect of this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts
(i) in the case of payments on the Maturity Date, in immediately available funds and (ii) in the case of payments on an Interest Payment Date, at the option of the Issuer, by check mailed to the Holder entitled thereto at the applicable address appearing in the Security Register or by transfer of immediately available funds to an account maintained by the payee with a bank located in the United States of America.

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be entitled to the benefits of the Indenture or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by manual signature by the Trustee.

         The obligations of the Issuer under the Indenture and this Note are guaranteed by Reckson Associates Realty Corp., a corporation duly organized and existing under the laws of Maryland (the "Guarantor," which term includes any successor thereto under the Indenture).


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         IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by an authorized signatory.

Dated:  __________, 1999


Attest:                              RECKSON OPERATING PARTNERSHIP, L.P.,
                                           as Issuer

                                     By: RECKSON ASSOCIATES REALTY CORP.,
                                           as General Partner
Name:
Title:


                                     By: _____________________________
                                         Name:
                                         Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                     _________________________________,
                                        as Trustee


                                     By:_______________________________
                                        Authorized Officer

                                    GUARANTEE

         This Note is guaranteed by Reckson Associates Realty Corp. in accordance with the within-mentioned Indenture.


                                     RECKSON ASSOCIATES REALTY CORP.,
                                     as Guarantor


                                     By:___________________________
                                        Name:
                                        Title:


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                                [REVERSE OF NOTE]

                       RECKSON OPERATING PARTNERSHIP, L.P.

                                7% Note due 2009

         This Note is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of March 26, 1999 (the "Indenture"), duly executed and delivered by the Issuer and the Guarantor to The Bank of New York, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), and reference is hereby made to the Indenture, and all modifications and amendments and indentures supplemental thereto relating to the Notes, made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, the Guarantor and the Holders of the Notes and the terms upon which the Notes are authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may accrue interest (if any) at different rates or formulas and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities designated as the "7% Notes due 2009" of the Issuer, limited (except as permitted under the Indenture) in aggregate principal amount to $______________.

         This Note is not subject to redemption by the Company prior to the Maturity Date. In addition, this Note is not subject to repayment at the option of the Holder thereof. Furthermore, this Note is not entitled to the benefit of, and is not subject to, any sinking fund.

         In case an Event of Default with respect to this Note shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions, provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and, if applicable, the Guarantor, and the rights of the Holders of the Securities under the Indenture at any time by the Issuer and, if applicable, the Guarantor, and the Trustee with the consent of the Holders of a majority in the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. Furthermore, provisions in the Indenture permit the Holders of a majority in the aggregate principal amount of the Outstanding Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange hereof, or in lieu hereof, whether or not such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

         This Note is issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in The City of New York, in


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the manner and subject to the limitations provided in the Indenture, but without the payment of any charge except for any tax or other governmental charge imposed in connection therewith.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in The City of New York, one or more new Notes of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, but without payment of any charge except for any tax or other governmental charge imposed in connection therewith.

         The Issuer, the Guarantor or the Trustee and any authorized agent of the Issuer, the Guarantor or the Trustee may deem and treat the Person in whose name this Note is registered as the Holder and absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof or premium, if any, hereon, and subject to the provisions on the face hereof, interest hereon and for all other purposes, and none of the Issuer, the Guarantor, the Trustee or any authorized agent of the Issuer, the Guarantor or the Trustee shall be affected by any notice to the contrary.

         The Indenture and this Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State, without giving effect to any conflict of law principles.

         Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Indenture.


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                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________

_______________________________________________________________________________.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

         --------------------------------------------------------------

         --------------------------------------------------------------

________________________________________________________________________________

________________________________________________________________________________

                   (Please print or Typewrite Name and Address
                     Including Postal Zip Code of Assignee)

________________________________________________________________________________

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints____________________________________________________________________

________________________________________________________________________________

to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated:__________________________

Signature Guaranteed


______________________________               ______________________________
NOTICE: Signature must be                    NOTICE: The signature to this
guaranteed by an eligible                    Assignment must correspond
Guarantor Institution (banks,                with the name as written upon
stockbrokers, savings and loan               the face of the within Note in
associations and credit                      every particular, without
unions) with membership in an                alteration or enlargement or
approved signature guarantee                 any change whatever.
medallion program pursuant to
Securities and Exchange
Commission Rule 17Ad-15.


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